

<ARTICLE>                                            9
<LEGEND>
This  Schedule  contains  summary  financial   information  extracted  from  the
Company's financial  statements filed as part of its Report on Form 10-Q for the six months ended June 30, 1999 and is qualified in it's entirety by refernece to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-mos
<FISCAL-YEAR-END>                              Dec-31-1999
<PERIOD-END>                                   Jun-30-1999
<CASH>                                         41,467
<INT-BEARING-DEPOSITS>                         0
<FED-FUNDS-SOLD>                               0
<TRADING-ASSETS>                               0
<INVESTMENTS-HELD-FOR-SALE>                    140,538
<INVESTMENTS-CARRYING>                         0
<INVESTMENTS-MARKET>                           0
<LOANS>                                        2,741,982
<ALLOWANCE>                                    (93,742)
<TOTAL-ASSETS>                                 2,909,371
<DEPOSITS>                                     205,221
<SHORT-TERM>                                   201,193
<LIABILITIES-OTHER>                            178,466
<LONG-TERM>                                    1,880,877
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       1
<OTHER-SE>                                     443,613
<TOTAL-LIABILITIES-AND-EQUITY>                 2,909,371
<INTEREST-LOAN>                                223,373
<INTEREST-INVEST>                              5,107
<INTEREST-OTHER>                               0
<INTEREST-TOTAL>                               228,480
<INTEREST-DEPOSIT>                             5,406
<INTEREST-EXPENSE>                             69,598
<INTEREST-INCOME-NET>                          158,882
<LOAN-LOSSES>                                  51,640
<SECURITIES-GAINS>                             0
<EXPENSE-OTHER>                                67,683
<INCOME-PRETAX>                                53,082
<INCOME-PRE-EXTRAORDINARY>                     0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   32,382
<EPS-BASIC>                                  0
<EPS-DILUTED>                                  0
<YIELD-ACTUAL>                                 7.62
<LOANS-NON>                                    53,744
<LOANS-PAST>                                   0
<LOANS-TROUBLED>                               0
<LOANS-PROBLEM>                                0
<ALLOWANCE-OPEN>                               80,493
<CHARGE-OFFS>                                  46,625
<RECOVERIES>                                   8,234
<ALLOWANCE-CLOSE>                              93,742
<ALLOWANCE-DOMESTIC>                           0
<ALLOWANCE-FOREIGN>                            0
<ALLOWANCE-UNALLOCATED>                        93,742

Aristar,  Inc. is  technically a Commercial and  Industrial  Company  subject to
Article 5 of Regulation S-X. However, as its primary business is consumer finance, the Company, although not a bank holding company, is engaged in similar lending activities. Therefore, in accordance with Staff Accounting Bulletin Topic 11-K, "Application of Article 9 and Guide 3," the Company has prepared its Financial Data Schedule for the six months ended June 30, 1999 using the Article 9 format.

